Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Telkonet, Inc.
Germantown, MD

We consent to incorporation by reference in the Registration Statements (Registration No. 333-114425) on Form S-3 of Telkonet, Inc. and its wholly-owned subsidiary of our reports dated February 2, 2006, with respect to the consolidated balance sheets of Telkonet, Inc. and its wholly-owned subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of losses, stockholders' equity, and cash flows for the three-years ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005 annual report on Form 10-K of Telkonet, Inc. and its wholly-owned subsidiary

/s/RUSSELL BEDFORD STEFANOU MIRCHANDANI LLP

Russell Bedford Stefanou Mirchandani LLP
Certified Public Accountants

McLean, Virginia
March 16, 2006